Exhibit 99.1

Investors:	David Gennarelli, david.gennarelli@autodesk.com, 415-507-6033

Press:	Greg Eden, greg.eden@autodesk.com, 415-547-2135

AUTODESK ANNOUNCES EXECUTIVE DEPARTURE

Reaffirms Previously Issued Guidance

SAN RAFAEL, Calif., December 14, 2010 – Autodesk, Inc. (NASDAQ: ADSK) today announced that Ken Bado, executive vice president sales and services, will leave Autodesk to pursue other opportunities.

“I want to acknowledge and thank Ken for the significant contributions he has made to Autodesk’s success during his eight years with the company,” said Carl Bass, Autodesk president and CEO. “Over this period, Ken has installed a strong and effective senior leadership team, strengthened relationships with our customers and channel partners, and provided critical support for our sales initiatives.”

The company expects that Mr. Bado will transition his responsibilities through January 31, 2011. A search for his replacement has been initiated.

In addition, Autodesk reaffirmed its previously issued guidance for fourth quarter and full year of fiscal 2011 ending January 31, 2011, and the full year of fiscal 2012, as disclosed on November 18, 2010 as part of the company’s third fiscal quarter earnings announcement and conference call.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding the company’s expected financial performance for the fourth quarter of 2011, full year of fiscal 2011 and full year of fiscal 2012. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: general market, economic and business conditions, the company’s performance in particular geographies, including emerging economies, the financial and business condition of the company’s reseller and distribution channels, fluctuation in foreign currency exchange rates, the success of the company’s foreign currency hedging program, failure to maintain cost reductions and productivity increases, slowing momentum in maintenance revenues, failure to achieve sufficient sell-through in the company’s channels for new or existing products, pricing pressure, failure to successfully expand adoption of the company’s horizontal design products, the company’s vertical design products and model-based design products, failure to successfully incorporate sales of products suites into the company’s overall sales strategy, difficulties encountered in integrating new or acquired businesses and technologies, the inability to identify and realize the anticipated benefits of acquisitions, unexpected fluctuations in the company’s tax rate, the timing and degree of expected investments in growth and efficiency opportunities, changes in the timing of product releases and retirements, failure of key new applications to achieve anticipated levels of customer acceptance, failure to achieve continued success in technology advancements, interruptions or terminations in the business of Autodesk consultants, the expense and impact of legal or regulatory proceedings, and any unanticipated accounting charges.

Further information on potential factors that could affect the financial results of Autodesk are included in Autodesk’s report on Form 10-K for the year ended January 31, 2010 and Form 10-Q for the quarters ended April 30, 2010, July 31, 2010 and October 31, 2010, which are on file with the U.S. Securities and Exchange Commission. Autodesk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Autodesk

Autodesk, Inc., is a leader in 3D design, engineering and entertainment software. Customers across the manufacturing, architecture, building, construction, and media and entertainment industries – including the last 15 Academy Award winners for Best Visual Effects – use Autodesk software to design, visualize, and simulate their ideas. Since its introduction of AutoCAD software in 1982, Autodesk continues to develop the broadest portfolio of state-of-the-art software for global markets. For additional information about Autodesk, visit www.autodesk.com.

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